Exhibit 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated December 5, 2000 with respect to ING Global Information Technology Fund (one of the funds comprising ING Funds Trust), which is incorporated by reference, in this Registration Statement on Form N-14 of ING Funds Trust.


                                          /s/ ERNST & YOUNG LLP

New York, New York
January 17, 2001